Exhibit 99.1

ITSQuest, Inc.

i

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

of ITSQuest, Inc.

Opinion

We have audited the accompanying consolidated financial statements of ITSQuest, Inc. (a New Mexico corporation) and Affiliates (collectively, the Company), which comprise the consolidated balance sheets as of November 26, 2020 and December 31, 2019, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 26, 2020 and December 31, 2019, and the results of their operations and their cash flows for the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Carr, Riggs & Ingram, LLC

Albuquerque, New Mexico

March 2, 2022

ITSQuest, Inc.

Consolidated Balance Sheets

	November 26,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$349,895	$264,364
Accounts receivable - trade, net	937,442	1,193,154
Prepaid expenses	6,325	36,450
Total current assets	1,293,662	1,493,968

Noncurrent assets
Property and equipment, net	54,375	-
Other assets	50,455	20,051
Total noncurrent assets	104,830	20,051

Total assets	$1,398,492	$1,514,019

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable - trade	$7,635	$2,292
Accrued liabilities	138,358	155,887
Total current liabilities	145,993	158,179

Non-current liabilities
Long-term liabilities	4,472,421	4,311,594
Total liabilities	4,618,414	4,469,773

Stockholders’ deficit
Common stock - no par value, authorized 100,000 shares, issued 100,000 shares, and outstanding 100,000 shares	11,500	11,500
Additional paid-in capital	205,073	205,073
Accumulated deficit	(2,978,480)	(2,669,205)
Non-controlling interest	(458,015)	(503,122)
Total stockholders’ deficit	(3,219,922)	(2,955,754)
Total liabilities and stockholders’ deficit	$1,398,492	$1,514,019

The accompanying notes are an integral part of these financial statements.

ITSQuest, Inc.

Consolidated Statements of Operations

	For the Period from January 1, 2020 through November 26, 2020	For the Year Ended December 31, 2019
Revenue	$11,486,125	$14,795,860
Cost of services	8,242,889	10,753,384
Gross profit	3,243,236	4,042,476
Operating Expenses
Salaries and wages	1,092,622	1,147,720
General and administrative	2,231,356	2,553,181
Total operating expenses	3,323,978	3,700,901
Operating profit (loss)	(80,742)	341,575
Other Expense
Interest expense	(57,139)	(84,268)
Income (loss) before income tax expense	(137,881)	257,307
Income tax expense	134,716	198,013
Net income (loss)	(272,597)	59,294
Less: Net income (loss) attributable to non-controlling interest	33,700	(111,657)
Net income (loss) attributable to common stockholders	$(306,297)	$170,951

The accompanying notes are an integral part of these financial statements.

ITSQuest, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

For the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019

	Common	Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Stock	Capital	Deficit	interest	Deficit
Balance at January 1, 2019	$11,500	$205,073	$(2,791,348)	$(410,393)	$(2,985,168)
Non-controlling interest contributions	-	-	-	18,928	18,928
Common stockholder distributions	-	-	(48,808)	-	(48,808)
Net income (loss)	-	-	170,951	(111,657)	59,294
Balance at December 31, 2019	11,500	205,073	(2,669,205)	(503,122)	(2,955,754)
Non-controlling interest contributions	-	-	-	11,407	11,407
Common stockholder distributions	-	-	(2,978)	-	(2,978)
Net income (loss)	-	-	(306,297)	33,700	(272,597)
Balance at November 26, 2020	$11,500	$205,073	$(2,978,480)	$(458,015)	$(3,219,922)

The accompanying notes are an integral part of these financial statements.

ITSQuest, Inc.

Consolidated Statements of Cash Flows

	For the Period from January 1, 2020 through November 26, 2020	For the Year Ended December 31, 2019
Operating Activities
Net income (loss)	$(272,597)	$59,294
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Bad debt expense	65,570	69,457
Changes in operating assets and liabilities
Accounts receivable - trade	190,142	(425,263)
Prepaid expenses	30,125	(22,647)
Other assets	(30,404)	6,483
Accounts payable - trade	5,343	(6,988)
Accrued liabilities	(17,529)	1,986
Net cash used in operating activities	(29,350)	(317,678)

Investing Activities
Capital expenditures	(54,375)	-
Net cash used in investing activities	(54,375)	-

Financing Activities
Contributions by non-controlling interests	11,407	18,928
Common stockholder distributions paid	(2,978)	(48,808)
Tax assessments and other long-term liabilities	160,827	194,284
Net cash provided by financing activities	169,256	164,404

Net change in cash and cash equivalents	85,531	(153,274)
Cash and cash equivalents at beginning of year	264,364	417,638
Cash and cash equivalents at end of year	$349,895	$264,364

Schedule of Certain Cash Flow Information
Interest paid	$57,139	$84,268

The accompanying notes are an integral part of these financial statements.

ITSQuest, Inc.

Notes to Consolidated Financial Statements

NOTE 1: DESCRIPTION OF THE BUSINESS

ITSQuest, Inc. (formerly Haldeman and Hoogestraat, Inc.) was organized in September 1994 in the state of New Mexico. In September 2002, an amendment to the Articles of Incorporation was filed thereby changing the legal name to ITSQuest, Inc.

ITSQuest, Inc. and the affiliates it controls (collectively, the Company) operates as a professional staffing agency. The Company offers human resource outsourcing, pre and post-employment, industry specific assessments, testing, vetting, training, recruiting, and contract project management services. The Company has 12 locations serving customers in the States of Texas and New Mexico.

In November 2020, a Share Exchange Agreement (the SEA) was entered into by TransparentBusiness, Inc. (Transparent) and ITSQuest, Inc., whereby Transparent acquired shares of ITSQuest, Inc., subject to satisfaction of various closing conditions set forth in the SEA, resulting in ITSQuest Inc. becoming a 51% owned subsidiary of Transparent. As of the acquisition date, November 27, 2020, Transparent will consolidate ITSQuest, Inc.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Periods Presented

The consolidated financial statements include the accounts of ITSQuest, Inc., and variable interest entities (VIE) (collectively, the Company). The Company consolidates an entity if the Company has a controlling financial interest in the entity. VIEs are consolidated if the Company has the power to direct the significant economic activities of the VIE that impact financial performance and has the obligation to absorb losses or the right to receive benefits that could potentially be significant (i.e., the Company is the primary beneficiary). The assessment of whether or not the Company is the primary beneficiary of a VIE is performed on an ongoing basis. This assessment includes both qualitative and quantitative reviews. Qualitative analysis is based on an evaluation of the design of the entity, its organizational structure including decision making ability, and financial agreements. Quantitative analysis is based on the Company’s forecasted cash flows.

The consolidated financial statements present the operating results and cash flows for the period from January 1, 2020 through November 26, 2020, and the year ended December 31, 2019.

All significant intercompany balances and transactions have been eliminated.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Financial Accounting Standards Board (FASB) provides authoritative guidance regarding U.S. GAAP through the Accounting Standards Codification (ASC) and related Accounting Standards Updates (ASUs).

ITSQuest, Inc.

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of U.S. GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term are related to the allowance for doubtful accounts.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly-liquid debt instruments with an original maturity of 90 days or less.

Accounts Receivable

Accounts receivable represent amounts owed to the Company which are expected to be collected within twelve months and are presented in the balance sheets net of the allowance for doubtful accounts.

Allowance for Doubtful Accounts

Management evaluates its receivables on an ongoing basis by analyzing customer relationships and previous payment histories. The allowance for doubtful accounts is management’s best estimate of the amount of probable credit losses in the existing accounts based on current market conditions. Historically, losses on uncollectible accounts have been within management’s expectations. The allowance for doubtful accounts is reviewed on a periodic basis to ensure there is sufficient reserve to cover any potential credit losses. When receivables are considered uncollectible, they are charged against the allowance for doubtful accounts. Collections on accounts previously written off are included in income as received. The allowance for doubtful accounts was $436,519 and $393,128 at November 26, 2020 and December 31, 2019, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for additions, major renewals, and betterments are capitalized and repairs and maintenance are charged to operations as incurred. Depreciation expense is recognized over the estimated useful lives of the property and equipment using the straight-line method.

ITSQuest, Inc.

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company enters into service agreements with customers for human resources support services. The Company’s agreements vary in duration having a legally enforceable term of generally one year or less. Effective January 1, 2019, the Company adopted FASB ASC 606, Revenue from Contracts with Customers, using the modified retrospective approach. Prior to the adoption of FASB ASC 606, the Company recognized revenue when persuasive evidence of an arrangement existed, delivery of services had occurred, the rate charged was fixed or determinable, and collectability was reasonably assured. Under FASB ASC 606, revenue is recognized when the performance obligation under the terms of the contract with customers is satisfied in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. For substantially all of the Company’s customer arrangements, the performance obligations in the agreements are satisfied over time because the customer simultaneously receives and consumes the benefits provided as the Company performs services. The Company uses the output method based on a fixed rate per employee by type of service provided to recognize revenue, as the value to the customer of the services transferred to date appropriately depicts the performance towards complete satisfaction of the performance obligation. Customer billing typically occurs in the period in which services are performed. Customer receivables are included in the balance sheet less an allowance for doubtful accounts. The Company has elected the practical expedient permitting it to disregard financing components, which may be deemed to be part of its transaction price as its customary payment terms are less than one year. As a result, there was no material impact to the recognition of revenue from providing human resources support services to the Company’s customers. Accordingly, the adoption of ASC 606 had no significant effect on the Company’s consolidated financial statements and there was no cumulative-effect adjustment recognized.

Income Taxes

The Company and its stockholders have elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code and have elected similar provisions available in the states. Under those provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes for their respective shares of the Company’s taxable income.

Tax positions are recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax position is recorded. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Interest

Interest costs are charged to expense as incurred.

ITSQuest, Inc.

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

Advertising costs are charged to operations as incurred. Advertising expense totaled approximately $12,243 and $24,888 for the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019, respectively.

Subsequent Events

Management has evaluated subsequent events through the date that the consolidated financial statements were available to be issued, March 2, 2022. See Note 10 for relevant disclosure(s). No subsequent events occurring after this date have been evaluated for inclusion in these consolidated financial statements.

Accounting Guidance Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, “Leases”, which establishes a comprehensive lease standard under Generally Accepted Accounting Standards (GAAP) for virtually all industries. The FASB issues additional amendments related to ASU 2016-02: (1) ASU 2018-01”Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842”; (2) ASU 2018-10, “Codification Improvements of Topic 842, Leases”; and (3) ASU 2018-11, “Leases (Topic 842): Targeted Improvements”. The new standard and related amendments require lessees to recognize a right of use asset and a lease liability for virtually all of their leases, other than leases that meet the definition of short-term leases. ASU 2019-10 was issued due to the transition challenges of public companies, which are often more significant in small private and nonprofit entities. Further, ASC 842-10-S65 states the SEC would not object to a public business entity (PBE) that would otherwise not meet the PBE definition except for the inclusion of its financial statements in another entity’s filing with the SEC adopting ASC 842 in fiscal year 2021. As amended by ASU 2020-05, the effective date for ASU 2016-02 is for annual periods beginning after December 15, 2021, including interim periods therein. As a result, the Company has not adopted ASU 2016-02. The Company is still evaluating the potential impact on the Company’s consolidated financial statements.

NOTE 3: CONCENTRATIONS

Financial instruments that subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. At various times during the year, the Company may have bank deposits significantly in excess of Federal Deposit Insurance Corporation insurance limits. Management believes any credit risk is low due to the overall financial strength of the financial institution. Concentrations of credit risk with respect to accounts receivable is limited due to the number of customers comprising the Company’s customer base and their dispersion across different geographic regions. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Revenue from 1 customer represented approximately 14 percent and 17 percent of total revenue for the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019, respectively. At November 26, 2020 and December 31, 2019, the Company had accounts receivable of $71,590 and $211,832, respectively, due from this customer.

ITSQuest, Inc.

Notes to Consolidated Financial Statements

NOTE 4: PROPERTY AND EQUIPMENT

The components of property and equipment at November 26, 2020 and December 31, 2019, are as follows:

	Estimated Useful Lives (in years)	November 26, 2020	December 31, 2019
Vehicles	5	$54,375	$-
Less accumulated depreciation		-	-
Total		$54,375	$-

Depreciation expense for the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019 amounted to $0 as the additions were purchased at the end of the period from January 1, 2020 through November 26, 2020.

NOTE 5: LONG TERM LIABILITIES

In recent years, the Company has been notified of an outstanding liability due to the New Mexico Taxation and Revenue Department for gross tax receipts, penalties and interest totaling approximately $4,380,000. This amount covers assessments for the period from January 31, 2011 to April 30, 2018. The Company has recognized the full amount on the consolidated balance sheets as a long term liability as a payment plan has not yet been finalized.

Income tax expense related to the assessment liability for the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019, was $134,716 and $198,013, respectively.

NOTE 6: COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases certain facilities under non-cancelable lease agreements which expire at various dates through October 2023. Rent expense totaled approximately $216,500 and $235,700 for the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019, respectively. These lease agreements have been classified as operating leases.

The following is a schedule of future minimum lease payments under the non-cancelable operating lease agreements subsequent to November 26, 2020:

For the years ending December 31,
2021	$102,300
2022	68,200
2023	24,000
Total	$194,500

ITSQuest, Inc.

Notes to Consolidated Financial Statements

NOTE 6: COMMITMENTS AND CONTINGENCIES (Continued)

Contingencies

From time to time, the Company may have asserted and unasserted claims arising in the normal course of business. The Company does not expect losses, if any, arising from these asserted and unasserted claims to have a material effect on the consolidated financial statements.

NOTE 7: REVENUE

Revenues are recognized when promised services are delivered to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Service revenues as presented on the consolidated statements of operations represent services rendered to customers less variable consideration, such as sales adjustments and allowances. Reimbursements, including those related to travel and out-of-pocket expenses, are also included in service revenues, and equivalent amounts of reimbursable expenses are included in costs of services.

Management consulting and temporary staffing revenue from contracts with customers are recognized in the amount to which the Company has a right to invoice, when the services are rendered by the Company’s engagement professionals. The substantial majority of engagement professionals placed on assignment by the Company are the Company’s legal employees while they are working on assignments. The Company pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. The Company assumes the risk of acceptability of its employees to its customers.

The Company records management consulting and temporary staffing revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified employees, (ii) has the discretion to select the employees and establish their price and duties and (iii) bears the risk for services that are not fully paid for by customers.

Disaggregated Revenue

	For the Period from January 1, 2020 through November 26, 2020	For the Year Ended December 31, 2019
Light industrial	$2,089,305	$7,796,592
Clerical administrative	820,328	1,295,275
Government	8,290,607	5,541,355
Healthcare	52,724	31,272
Miscellaneous revenue	233,161	131,366
Total revenue	$11,486,125	$14,795,860

The Company serves governmental entities across various service lines.

ITSQuest, Inc.

Notes to Consolidated Financial Statements

NOTE 7: REVENUE (Continued)

Contract Balances

	For the Period from January 1, 2020 through November 26, 2020	For the Year Ended December 31, 2019
Net receivable from contracts, beginning of year	$1,193,154	$656,658
Net receivable from contracts, end of year	$937,442	$1,193,154

NOTE 8: EMPLOYEE BENEFIT PLAN

The Company has a 401(k) Plan (the Plan), which covers all full-time employees meeting eligibility requirements. Matching contributions are half of employee contributions up to 4% of their compensation. Matching contributions are subject to vesting percentages as outlined in the Plan. The Company’s matching contributions were approximately $6,300 and $6,100 for the period from January 1, 2020 through November 26, 2020 and the year ended December 31, 2019, respectively.

NOTE 9: UNCERTAINTIES

In March 2020, the World Health Organization made the assessment that the outbreak of a novel coronavirus (COVID-19) can be characterized as a pandemic. As a result, uncertainties have arisen that may have a significant negative impact on the operating activities and results of the Company. The occurrence and extent of such an impact will depend on future developments, including (i) the duration and spread of the virus, (ii) government quarantine measures, (iii) voluntary and precautionary restrictions on travel or meetings, (iv) the effects on the financial markets, and (v) the effects on the economy overall, all of which are uncertain.

NOTE 10: SUBSEQUENT EVENTS

Management evaluated all events or transactions that occurred after November 26, 2020 through March 2, 2022, the date the Company’s consolidated financial statements were available to be issued. The following item occurred.

As described in Note 1, in November 2020, a Share Exchange Agreement (the SEA) was entered into by TransparentBusiness, Inc. and ITSQuest, Inc. The total purchase consideration was $3,800,000.

As of the date of the SEA Agreement, ITSQuest is responsible for the outstanding tax liability (Note 5).